Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Embarcadero Technologies, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen Wong, Chief Financial Officer, and Raj Sabhlok, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Stephen Wong
Stephen Wong President and Chief Executive Officer

Date:	April 25, 2005

By:	/s/ Raj Sabhlok
Raj Sabhlok
Chief Financial Officer and Senior Vice President of Corporate Development

Date:	April 25, 2005